                                                                     EXHIBIT 4.8



                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT


     THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment"), dated as of December 1, 2001, is between Quanta Services, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of March 8, 2000 (the "Rights Agreement"); and

     WHEREAS, pursuant thereto and the provisions of the certificate of incorporation of the Company, the Company distributed a Right (as defined in the Rights Agreement) to each holder of common stock, limited vote common stock and series A convertible preferred stock of the Company; and

     WHEREAS, the Company desires to amend the Rights Agreement pursuant to
Section 27 of the Rights Agreement as set forth below;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1.   Amendment of Section 1(g).

          Section 1 of the Rights Agreement is amended by deleting subsection
(g) thereof and replacing it with the following:

               (g) "Series B Preferred Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

     2.   Amendment of Section 1(k).

          Section 1 of the Rights Agreement is amended by deleting subsection
(k) thereof and replacing it with the following:

               (k) "Exempt Person" shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, and (ii) the corporation known as of the date hereof as UtiliCorp United Inc. ("UtiliCorp") or any Affiliate or Associate of UtiliCorp, unless and until (1) UtiliCorp or such Affiliate or Associate shall be deemed to be the Beneficial Owner of more than 39.0% of the total number of shares of Common Stock outstanding (on an as converted basis), assuming full conversion of all securities (provided, however, if UtiliCorp or such Affiliate or Associate shall be deemed to be the Beneficial Owner of more than
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     39.0% of such number of shares of Common Stock prior to the earlier of notice to UtiliCorp of or first public announcement of the December 2001 amendments to the Agreement, UtiliCorp or such Affiliate or Associate will continue to qualify as an Exempt Person unless and until UtiliCorp or such Affiliate or Associate shall, at any time after such earlier time, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Series A Preferred Stock or pursuant to a split or subdivision of the outstanding Common Stock or Series A Preferred Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, UtiliCorp or such Affiliate or Associate is not then the Beneficial Owner of 39.0% of the total number of shares of Common Stock outstanding (on an as converted basis), assuming full conversion of all securities), (2) UtiliCorp or such Affiliate or Associate makes a public announcement of the intent to commence a tender or exchange offer which would result in UtiliCorp, or any Affiliate or Associate of UtiliCorp, becoming the Beneficial Owner of more than 49.9% of the total number of shares of Common Stock outstanding (on an as converted basis), assuming full conversion of all securities and full exercise of all outstanding rights, options and warrants to acquire the Common Stock, or
     (3) there is a UtiliCorp Change of Control.

     3.   Amendment of Section 1(ee).

          Section 1 of the Rights Agreement is amended by deleting subsection
(ee) thereof and replacing it with the following:

          (ee) Intentionally Omitted.

     4.   Amendment of Section 1.

          Section 1 of the Rights Agreement is amended by adding two new subsections, subsection (ii) and subsection (jj), at the end thereof which shall read in their entirety as follows:

               (ii) "Acquiring Person Rights" shall have the meaning set forth in Section 11(a)(ii) hereof.

               (jj) "Series C Preferred Stock" shall mean the Series C Junior Convertible Preferred Stock, par value $0.00001 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit D.

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     5.   Amendment of Section 3(a).

          Section 3(a) of the Rights Agreement is amended by deleting the second sentence thereof and replacing it with the following:

     As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock and Series A Preferred Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock or Series A Preferred Stock (on an as converted basis) so held.

     6.   Amendment of Section 3(c).

          Section 3(c) of the Rights Agreement is amended by deleting the final sentence of the stock certificate legend provided for therein.

     7.   Amendment of Section 7(c).

          Section 7(c) of the Rights Agreement is amended by adding the following at the end thereof:

     Notwithstanding the foregoing, upon the due tender of a Right Certificate representing Acquiring Person Rights upon or after a Flip-In Event, the Company shall cause the delivery of certificates representing shares of Series C Preferred Stock, rather than shares of Series B Preferred Stock, to, or upon the order of, the holder of the Rights pursuant to the terms hereof.

     8.   Amendment of Section 11(a)(ii).

          Section 11(a) of the Rights Agreement is amended by deleting subsection (ii) thereof and replacing it with the following:

               (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the "Flip-In Event"), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-thousandths of a share of Series B Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in

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     accordance with the terms of this Agreement, such number of one one-
     thousandths of a share of Series B Preferred Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Series B Preferred Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights ("Acquiring Person Rights") that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Flip-In Event or
     (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall not be exercisable for Series B Preferred Stock pursuant to the immediately preceding sentence, but rather shall entitle the holder thereof to receive, upon exercise thereof at a price equal to the Purchase Price (as adjusted pursuant to clause (A) of the first sentence of this subparagraph (ii)), in accordance with the terms of this Agreement, such number of one one-thousandths of a share of Series C Preferred Stock as shall equal the number of one one-thousandths of a share of Series B Preferred Stock the holder thereof would otherwise receive upon exercise of such Rights pursuant to the immediately preceding sentence; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Series C Preferred Stock so receivable upon exercise of an Acquiring Person Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to the first sentence of this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to the first sentence of this Section 11(a)(ii).

     9.   Amendment of Section 11(a)(iii).

          Section 11(a) of the Rights Agreement is amended by deleting subsection (iii) thereof and replacing it with the following:

               (iii) In the event that there shall not be sufficient shares of Series B Preferred Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the first sentence of the foregoing subparagraph (ii), the Board of

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     Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess (such excess, the "Spread") of
     (1) the value of the shares of Series B Preferred Stock issuable upon the exercise of a Right in accordance with the first sentence of the foregoing subparagraph (ii) (the "Current Value") over (2) the Purchase Price (as adjusted in accordance with the first sentence of the foregoing subparagraph (ii)), and (B) with respect to each Right (other than Acquiring Person Rights), make adequate provision to substitute for the shares of Series B Preferred Stock issuable in accordance with the first sentence of the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Series B Preferred Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Series B Preferred Stock (such shares or fractions of shares of stock are hereinafter referred to as "Series B Preferred Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Series B Preferred Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of such a Right and without requiring payment of such Purchase Price, shares of Series B Preferred Stock (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights (other than Acquiring Person Rights). For purposes of this Section 11(a)(iii), the value of the shares of Common Stock and the shares of Series B Preferred Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i) and (ii), respectively) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Series B Preferred Stock Equivalent" shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Series B Preferred Stock upon the exercise of the Rights (other than Acquiring Person Rights) among holders of such Rights pursuant to this Section 11(a)(iii).

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

     10.  Amendment of Section 13(a).

          Section 13 of the Rights Agreement is amended by deleting subsection
(a) thereof and replacing it with the following:

               (a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock, Series A Preferred Stock or both shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Acquiring Person Rights) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with the first sentence of Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Series B Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with the first sentence of Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with the first sentence of Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of such a Right shall be subject to further adjustment as appropriate in accordance with
     Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the relevant obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights (other than Acquiring Person Rights); provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of such a Right shall thereupon be entitled to receive, upon exercise of such a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this
     Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

     11.  Amendment of Section 13(c).

          Section 13 of the Rights Agreement is amended by deleting subsection
(c) thereof and replacing it with the following:

               (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

                    (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights (other than Acquiring Person Rights) and the securities purchasable upon exercise of the Rights (other than Acquiring Person Rights) on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

                    (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights (other than Acquiring Person Rights) and the securities purchasable upon exercise of the Rights (other than Acquiring Person Rights) on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights (other

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          than Acquiring Person Rights) and the securities receivable upon exercise of the Rights (other than Acquiring Person Rights) to be authorized for quotation on NASDAQ or on such other system then in use;

                    (iii) deliver to holders of the Rights (other than Acquiring Person Rights) historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                    (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights (other than Acquiring Person Rights).

     12.  Amendment of Section 13(d).

          Section 13 of the Rights Agreement is amended by deleting subsection
(d) thereof and replacing it with the following:

               (d) In case the Principal Party has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights (excluding Acquiring Person Rights) pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or functional equivalents thereto of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or functional equivalents thereto of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

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     13.  Amendment of Section 14.

          Section 14 of the Rights Agreement is amended by adding a new subsection, subsection (e), at the end thereof which shall read in its entirety as follows:

               (e) The Company shall not be required to issue fractions of Series C Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Series C Preferred Stock) or to distribute certificates which evidence fractional shares of Series C Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Series C Preferred Stock) upon the exercise of Rights. Interests in fractions of Series C Preferred Stock in integral multiples of one one-thousandth of a share of Series C Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series C Preferred Stock represented by such depositary receipts.

     14.  Amendment of Section 20(e).

          Section 20 of the Rights Agreement is amended by deleting subsection
(e) thereof and replacing it with the following:

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any change or adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to
     Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series B Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Series B Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

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     15.  Amendment of Section 20(j).

          Section 20 of the Rights Agreement is amended by deleting subsection
(j) thereof and replacing it with the following:

               (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify whether or not the holder is an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     16.  Amendment of Section 24(a).

          Section 24 of the Rights Agreement is amended by deleting subsection
(a) thereof and replacing it with the following:

               (a) The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (other than Acquiring Person Rights) for Series B Preferred Stock at an exchange ratio of one one-thousandth of a share of Series B Preferred Stock per Right (such amount per Right being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     17.  Amendment of Section 24(b).

          Section 24 of the Rights Agreement is amended by deleting subsection
(b) thereof and replacing it with the following:

               (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Series B Preferred Stock equal to the number

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     of such Rights held by such holder multiplied by the Exchange Ratio. The
     Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Series B Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Acquiring Person Rights) held by each holder of Rights.

     18.  Amendment of Section 24(c).

          Section 24 of the Rights Agreement is amended by deleting subsection
(c) thereof and replacing it with the following:

               (c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Series B Preferred Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Series B Preferred Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Series B Preferred Stock or fraction thereof that would otherwise be issuable upon exchange of a Right, a number of equivalent preferred shares (as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one equivalent preferred share multiplied by such number or fraction is equal to the current per share market price of one share of Series B Preferred Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

     19.  Amendment of Section 30.

          Section 30 of the Rights Agreement is amended by deleting subsection
(a) thereof and replacing it with the following:

               (a) The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination whether: to exchange the outstanding Rights for Series B Preferred Stock pursuant to
     Section 24; to redeem or not redeem the Rights; or to amend or not to amend this Agreement). All such actions,

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     calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith, shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

     20.  Amendment to Exhibits.

          The Exhibits to the Rights Agreement are amended by (i) deleting Exhibit B thereto and replacing it with the new form of Exhibit B which is attached hereto and (ii) adding thereto a new Exhibit, Exhibit D, as the final Exhibit which shall read in its entirety as attached hereto.

     21.  Effectiveness.

     This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     22.  Miscellaneous.

     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.


                         QUANTA SERVICES, INC.


                         By: /s/ Dana A. Gordon
                         Name: Dana A. Gordon
                         Title: Vice President - General Counsel



                         AMERICAN STOCK TRANSFER & TRUST COMPANY,
                          as rights agent


                         By:
                            ----------------------------------
                         Name:
                         Title:

                                                                       EXHIBIT B

                           FORM OF RIGHT CERTIFICATE

                         Certificate No. R - __________

NOT EXERCISABLE AFTER MARCH 8, 2010 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                               RIGHT CERTIFICATE

                             QUANTA SERVICES, INC.

          This certifies that ______________________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 8, 2000, as the same may be amended from time to time (the "Rights Agreement"), between Quanta Services, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on March 8, 2010 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, par value $0.00001 per share (the "Series B Preferred Stock"), of the Company at a purchase price of $230.00 per one one-thousandth of a share of Series B Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed; provided, however, that to take into account the 3 for 2 stock dividend payable on April 7, 2000, the Purchase Price shall, on April 7, 2000, automatically and without any notice, certificate or other action by or to the Company, Rights Agent or holders of the Rights (under Section 12 of the Rights Agreement or otherwise), be $153.33. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Series B Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of __________, based on the Series B Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Series B Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

          This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series B Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of Series B Preferred Stock.

          No fractional shares of Preferred Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the Chief Executive Officer and the Secretary of the Company and its corporate seal.

Dated as of _________________.


QUANTA SERVICES, INC.


By:
    ------------------------------------------
     Chief Executive Officer


ATTEST:


----------------------------------------------
Secretary


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:
   ----------------------------------------
Name:
     --------------------------------------
Its:
     --------------------------------------

                   FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT
                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
               HOLDER DESIRES TO TRANSFER THE RIGHT CERTIFICATE)

          FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto ___________________________________________________
                              (Please print name and address of transferee)

_____________ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________________________ Attorney, to transfer said
Rights on the books of the within-named Company, with full power of substitution.

Dated:
      ------------------------------------

------------------------------------------
Signature


Signature Guaranteed:

          Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

                               (To be completed)

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are ______ [or] are not ________ beneficially owned by, were ________ [or] were not ________ acquired by the undersigned from, and are
________ [or] are not ________ being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). (Please Mark with an X as appropriate)

------------------------------
Signature

                          FORM OF ELECTION TO PURCHASE
                 (TO BE EXECUTED IF HOLDER DESIRES TO EXERCISE
                 RIGHTS REPRESENTED BY THE RIGHTS CERTIFICATE)

To Quanta Services, Inc.

          The undersigned hereby irrevocably elects to exercise ___________________________ Rights represented by this Right Certificate to purchase the shares of Series B Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Series B Preferred Stock (or such other securities) be issued in the name of:


-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number



-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------


Dated:
      ---------------------------------

---------------------------------------
Signature

       (Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

          Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

                               (To be completed)

          The undersigned certifies that the Rights evidenced by this Right Certificate are ________ [or] are not ________ beneficially owned by, and were ________ [or] were not ________ acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). (Please Mark with an X as appropriate)


-----------------------------------
Signature

                                     NOTICE

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT D

                                    FORM OF
                           CERTIFICATE OF DESIGNATION

                                       OF

                  SERIES C JUNIOR CONVERTIBLE PREFERRED STOCK

                                       OF

                             QUANTA SERVICES, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

          QUANTA SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, a committee of the Board of Directors of the Corporation, pursuant to the authority conferred upon the committee by the said Board of Directors, adopted the following resolution creating a series of 1,000,000 shares of Preferred Stock designated as "Series C Junior Convertible Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation and the authority conferred upon this committee of the Board of Directors by the Board of Directors, a series of Preferred Stock, par value $0.00001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

          SERIES C JUNIOR CONVERTIBLE PREFERRED STOCK

          1.   Designation and Amount.   There shall be a series of Preferred
Stock that shall be designated as "Series C Junior Convertible Preferred Stock," and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Junior Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2. Dividends. The holders of shares of Series C Junior Convertible Preferred Stock shall not be entitled to receive any dividends.


          3.   Voting Rights.   The holders of shares of Series C Junior
Convertible Preferred Stock shall not be entitled to vote, except as otherwise required by applicable law. In each such matter where applicable law affords the holders of Series C Junior Convertible Preferred Stock the right to vote, each share of Series C Junior Convertible Preferred Stock shall entitle the holder thereof to one vote.

          4. Reacquired Shares. Any shares of Series C Junior Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

          5.   Liquidation, Dissolution or Winding Up.

          (a) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior upon liquidation, dissolution or winding up to the Series C Junior Convertible Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Convertible Preferred Stock shall have received an amount per share (the "Series C Liquidation Preference") equal to $10.00.

          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series C Junior Convertible Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Junior Convertible Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

          (c) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

          6.   No Redemption.   Shares of Series C Junior Convertible Preferred
Stock shall not be subject to redemption by the Corporation.

          7.   Conversion.

          (a) Each whole share of Series C Junior Convertible Preferred Stock is convertible, at any time from and after the thirtieth day following the conclusion of the next annual meeting of stockholders of the Corporation following the initial issuance of any shares of Series C Junior Convertible

Preferred Stock (provided, however, such date shall be extended to the first anniversary of such thirtieth day if prior thereto any person has become an "Acquiring Person" (as defined in the Rights Agreement, dated as of March 8, 2000, between the Corporation and American Stock Transfer & Trust Company, as rights agent, as such may be amended from time to time)), at the option of the holder thereof, into one thousand (as such may be adjusted from time to time pursuant to Section 7(b) hereof, the "Conversion Ratio") shares of Common Stock, par value $0.00001 per share, of the Corporation (the "Common Stock").

          (b) If the Corporation shall at any time or from time to time (i) declare and pay any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Ratio in effect immediately prior to such event shall be adjusted by multiplying such Conversion Ratio by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Any adjustments made pursuant to this Section 7(b) shall become effective on the date of the respective dividend, subdivision or combination. Such adjustments shall be made successively.

          (c) Before any holder of Series C Junior Convertible Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Series C Junior Convertible Preferred Stock to the Corporation at the Corporation's principal office, or at the office of any transfer agent appointed by the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, and shall give written notice to the Corporation that the holder elects to convert such shares of Series C Junior Convertible Preferred Stock into Common Stock and shall state in such notice the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

          (d) The Corporation will, as soon as practicable after such surrender of certificates for Series C Junior Convertible Preferred Stock accompanied by the written notice above prescribed, issue and deliver or cause to be issued and delivered, to the holder or to his nominee or nominees, certificates for the number of shares of Common Stock to which the holder shall be entitled. Subject to the following provisions of this Section, such conversion shall be deemed to have been made as of the date of such surrender of the Series C Junior Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series C Junior Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          (e) As soon as practicable after the surrender of a certificate representing shares of Series C Junior Convertible Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued for the holder a new certificate representing shares of Series C Junior Convertible Preferred Stock equal in number to the unconverted portion of the shares of Series C Junior Convertible Preferred Stock represented by the certificate so surrendered.

          (f) The Corporation shall reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Junior Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Junior Convertible Preferred Stock from time to time outstanding.

          (g) The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series C Junior Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of Common Stock in a name other than that in which the Series C Junior Convertible Preferred Stock so converted was registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          8.   Consolidation, Merger.   In case the Corporation shall enter into
any consolidation or merger transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Junior Convertible Preferred Stock shall at the same time be converted into the right to receive an amount per share equal to $10.00, and, in connection with any such transaction where appraisal rights are available to the holders of the Series C Junior Convertible Preferred Stock under Section 262 of the General Corporation Law of the State of Delaware, each such share shall be deemed to have a fair value of $10.00 per share for purposes thereof.

          9. Ranking. The Series C Junior Convertible Preferred Stock shall rank on a parity with the Series B Junior Participating Preferred Stock, par value $0.00001 per share, of the Corporation as to the distribution of assets upon liquidation, dissolution or winding up. The Series C Junior Convertible Preferred Stock shall rank junior to all other series of Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

          10. Amendment. At any time that any shares of Series C Junior Convertible Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series C Junior Convertible Preferred Stock, voting separately as a class.

          11. Fractional Shares. Series C Junior Convertible Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, if any, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Convertible Preferred Stock.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 1st day of December 1, 2001.


QUANTA SERVICES, INC.


By:
   -------------------------------------------
Name: Dana A. Gordon
Title: Vice President - General Counsel